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                                                                     EXHIBIT 5.1

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                                                  June 20, 2001

Amkor Technology
1345 Enterprise Drive
West Chester, PA 19380

        RE: REGISTRATION STATEMENT ON FORM S-8 -- 1998 EMPLOYEE STOCK PURCHASE PLAN, 1998 STOCK PLAN AND 1998 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Amkor Technology, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about June , 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (a) an aggregate of 399,129 additional shares (the "ESPP Shares") of your Common Stock reserved for issuance pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"); (b) an aggregate of 3,721,100 additional shares (the "Plan Shares") of your Common Stock reserved for issuance pursuant to the Company's 1998 Stock Plan (the "Plan"); and (c) an aggregate of 68,600 additional shares (the "French Plan Shares") of your Common Stock reserved for issuance pursuant to the Company's 1998 Stock Option Plan for French Employees (the "French Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the ESPP Shares, the Plan Shares and the French Plan Shares by the Company under the Purchase Plan, the Plan and the French Plan, respectively.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the ESPP Shares pursuant to the Registration Statement, and assuming that the ESPP Shares are issued in accordance with the provisions of the Purchase Plan, the ESPP Shares will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Plan Shares pursuant to the Registration Statement, and assuming that the Plan Shares are issued in accordance with the provisions of the Plan, the Plan Shares will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the French Plan Shares pursuant to the Registration Statement, and assuming that the French Plan Shares are issued in accordance with the provisions of the French Plan, the French Plan Shares will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                              Very truly yours,

                              /s/ Wilson Sonsini Goodrich & Rosati

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation